                                                                     EXHIBIT 5.1


                          [DYKEMA GOSSETT LETTERHEAD]








                                  July 9, 1999



Venture Holdings Company LLC
33662 James J. Pompo Drive
Fraser, Michigan 48026

          Re: Registration Statement on Form S-4 in Connection With the Exchange Offer of (i) 11% Senior Notes due 2007 for outstanding 11% Senior Notes due 2007 and (ii) 12% Senior Subordinated Notes due 2009 for outstanding 12% Senior Subordinated Notes due 2009

Gentlemen:

         We have acted as special counsel for Venture Holdings Company LLC ("Venture"), a Michigan limited liability company and successor to Venture Holdings Trust under the Indentures (as defined herein), Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation, Venture Service Company, Venture Europe, Inc. and Venture EU Corporation, each a Michigan corporation, and Experience Management LLC, a Michigan limited liability company (each a "Guarantor" and, together with Venture, the "Issuers"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the exchange offer by the Issuers of (i) $125,000,000 aggregate principal amount of 11% Senior Notes due 2007 (the "Senior Exchange Notes") for outstanding 11% Senior Notes due 2007 (the "Senior Note Exchange") and (ii) $125,000,000 aggregate principal amount of 12% Senior Subordinated Notes (the "Senior Subordinated Exchange Notes" and, together with the Senior Exchange Notes, the "Exchange Notes") for outstanding 12% Senior Subordinated Notes due 2009 (the "Senior Subordinated Note Exchange" and, together with the Senior Note Exchange, the "Exchange Offer"). The Exchange Notes are to be issued pursuant to Indentures, each dated May 27, 1999 (the "Indentures"), between Venture Holdings Trust and The Huntington National Bank, as trustee (the "Trustee").

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such of the Issuers' records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Venture Holdings Company LLC
July 9, 1999
Page 2




         Based upon the foregoing, we are of the opinion that:

                  The Exchange Notes, when executed and authenticated in accordance with the terms of the Indentures, and upon issuance in accordance with the terms of the Exchange Offer in the prospectus constituting a part of the Registration Statement (the "Prospectus"), will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as (a) the enforceability thereof may be limited by or subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium, usury or similar laws now or hereafter affecting creditors' rights generally and (b) rights or remedies (including, without limitation, acceleration, specific performance and injunctive relief) may be limited by equitable principles of general applicability (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law, and may be subject to the discretion of the court before which any proceedings therefor may be brought.

         We hereby consent to the use of this opinion as Exhibit 5.1 of the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                         Very truly yours,

                                         DYKEMA GOSSETT PLLC

                                         /s/ Dykema Gossett PLLC